                                 AMENDMENT NO. 6

                             PARTICIPATION AGREEMENT

     The Participation Agreement, made and entered into as of the 17th day of April, 2000, and amended on May 1, 2000 and again on September 1, 2001, April 1, 2002, December 31, 2002, and August 20, 2003 (the "Agreement"), by and among AIM Variable Insurance Funds, a Delaware business trust, A I M Distributors, Inc., a Delaware corporation, Sun Life Insurance and Annuity Company of New York, a New York life insurance company ("Insurer"), and Clarendon Insurance Agency, Inc. a Massachusetts corporation, is hereby amended as follows:

Sun Life Financial Insurance and Annuity Company (Bermuda) Ltd. is added as a party to the Agreement.

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          2.3 APPLICABLE PRICE

          (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with
     Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

          (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

          (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

          6.3 FUNDS TO REMAIN AVAILABLE

          Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under
     Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

          Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                                 SEPARATE ACCOUNTS UTILIZING
      FUNDS AVAILABLE UNDER THE POLICIES                  THE FUNDS             CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
---------------------------------------------   -----------------------------   -----------------------------------------
              SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund              Sun Life (N.Y.)                 -    Futurity - NY Variable and Fixed
AIM.V.I. Growth Fund                            Variable Account C                   Annuity Contract
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund

              SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund              Sun Life (N.Y.)                 -    Futurity Accolade - NY Variable and
AIM.V.I. Growth Fund                            Variable Account C                   Fixed Annuity Contract
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund

              SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund              Sun Life (N.Y.)                 -    DVA(1)/CERT(NY)
AIM.V.I. Growth Fund                            KBL Variable Account A
AIM V.I. International Growth Fund                                              -    DVA(1)/NY
AIM V.I. Premier Equity Fund

              SERIES (I) SHARES
AIM V.I. Capital Appreciation Fund              Sun Life (N.Y.)                 -    Futurity Accumulator II Variable
AIM.V.I. Growth Fund                            Variable Account D                   Universal Life Insurance Policies
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund                                              -    Futurity Protector II Variable
AIM V.I. Premier Equity Fund                                                         Universal Life Insurance Policies
INVESCO VIF - Dynamics Fund (name will change
to AIM V.I. Dynamics Fund effective                                             -    Futurity Survivorship II Variable
October 15, 2004)                                                                    Universal Life Insurance Policies

INVESCO VIF - Small Company Growth Fund (name will change to AIM V.I. Small Company Growth
Fund effective October 15, 2004)

              SERIES (II) SHARES
AIM V.I. Capital Appreciation Fund              Sun Life (N.Y.)                 -    All-Star NY
AIM V.I. International Growth Fund              Variable Account C
AIM V.I. Premier Equity Fund                                                    -    All-Star Freedom NY

                                                                                -    All-Star Extra NY

                               SCHEDULE A (CONT'D)

              SERIES (I) SHARES
AIM V.I. International Growth Fund              Sun Life (N.Y.)                 -    Alternative Advantage
                                                Variable Account E

              SERIES (I) SHARES
AIM V.I. International Growth Fund              Variable accounts created       -    Alternative Advantage
                                                under Sun Life Financial
                                                Insurance and Annuity Company
                                                (Bermuda) Ltd. for private
                                                placement products

              SERIES (I) SHARES
INVESCO VIF - Dynamics Fund (name will change   Sun Life (N.Y.)                 -    Futurity II NY Variable and Fixed
to AIM V.I. Dynamics Fund effective October     Variable Account F                   Annuity Contract
15, 2004)
                                                                                -    Futurity III NY Variable and Fixed
INVESCO VIF - Small Company Growth Fund (name                                        Annuity Contract
will change to AIM V.I. Small Company Growth
Fund effective October 15, 2004)                                                -    Futurity Focus II NY Variable and
                                                                                     Fixed Annuity

                                                                                -    Futurity Select Four NY Variable and
                                                                                     Fixed Annuity Contract

                                                                                -    Futurity Select Four Plus NY
                                                                                     Variable and Fixed Annuity Contract

                                                                                -    Futurity Select Seven NY Variable
                                                                                     and Fixed Annuity Contract

                                                                                -    Futurity Select Freedom NY Variable
                                                                                     and Fixed Annuity Contract

                                                                                -    Futurity Select Incentive NY
                                                                                     Variable and Fixed Annuity Contract

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: April 30, 2004.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President


                                        SUN LIFE INSURANCE AND ANNUITY COMPANY
                                        OF NEW YORK


                                        By: /s/ Susan J. Lazzo
                                            ------------------------------------
                                            For the President
                                        Name: Susan J. Lazzo
                                        Title: Senior Counsel


                                        By: /s/ Edward M. Shea
                                            ------------------------------------
                                            For the Secretary
                                        Name: Edward M. Shea
                                        Title: Assistant Vice President and
                                               Senior Counsel


                                        SUN LIFE FINANCIAL INSURANCE AND ANNUITY
                                        COMPANY (BERMUDA) LTD.


                                        By:
                                            ------------------------------------
                                            For the President
                                        Name: Robert Vrolyk
                                        Title: Vice President


                                        By: /s/ Daniel Smyth
                                            ------------------------------------
                                            For the Secretary
                                        Name: Daniel Smyth
                                        Title: Vice President


                                        CLARENDON INSURANCE AGENCY, INC.


                                        By: /s/ Imants Saksons
                                            ------------------------------------
                                            For the President
                                        Name: Imants Saksons
                                        Title: President


                                        By: /s/ William T. Evers
                                            ------------------------------------
                                            For the Secretary
                                        Name: William T. Evers
                                        Title: Assistant Secretary


5